ASSIGNMENT AND ACQUISITION AGREEMENT

THIS ASSIGNMENT AND ACQUISITION AGREEMENT made as of November 7, 2013

AMONG:

MINERALMEX CORP., a corporation incorporated under the laws of Hong Kong and having an office at Rm 501, 5/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong.

("MEX")

AND:

SWINGPLANE VENTURES, INC., a corporation incorporated under the laws of the State of Nevada and having an office at 3100 West Ray Road, 2nd Floor, Chandler, Arizona, 85226

 ("Swingplane")

WHEREAS:

A.
MEX is a party to an acquisition agreement dated October 25, 2013  (the “Acquisition Agreement”) appended hereto as Schedule A pursuant to which granted MEX rights to acquire  up to a 100% interest in certain mining concessions in Mexico more particularly described in Schedule  “A” of the Acquisition Agreement (the “Property”);

B.	MEX wishes to transfer its rights in the Acquisition Agreement to Swingplane in accordance with Swingplane agreeing to abide by the terms and conditions of the Acquisition Agreement.

NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

SECTION 1. - INTERPRETATION 1.1 Definitions. In this Agreement:

(a)
“Shares” means fully paid and non-assessable preferred shares in the capital of Swingplane, issued pursuant to exemptions from registration and prospectus requirements contained in the United States Securities Act of 1933 and the rules and regulations promulgated thereunder, which Shares shall contain such restrictive legends regarding applicable hold periods as required by such securities laws.

(b)	“Dollar(s)” or “$” shall mean currency of the United States.

SECTION 2. - REPRESENTATIONS AND WARRANTIES

2.1           Swingplane hereby represents and warrants to MEX that:

(a)	it is a corporation duly incorporated and organized and validly existing under the State of Nevada;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i)           its notice of articles or articles; or

(ii)           any other agreement to which it is a party, subject to Swingplane receiving consent for the existing preferred shareholders for the return to treasury and cancellation of the currently issued shares of Preferred Stock of Swingplane.

2.2           MEX hereby represents and warrants to Swingplane that:

(a)	it is a corporation duly incorporated and organized and validly existing under the laws of Hong Kong;

(b)
it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(c)	it has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:

(i)            its notice of articles or articles; or

(ii)            any other agreement to which it is a party;

(d)	MEX has an obligation to pay a total of $25,000 as required under the Acquisition Agreement and to undertake certain expenditures on the Property as required under the Acquisition Agreement;

(e)
MEX acknowledges and agrees that the Shares will be issued in accordance with Regulation S and all applicable securities laws and will be subject to hold periods and restrictions on resale in accordance with applicable securities laws and it is MEX’s responsibility to determine what those hold periods and restrictions are before selling or otherwise transferring any Shares.

2.3           Each party's representations and warranties set out above will be relied on by the other party in entering into the Agreement and shall survive the execution and delivery of the Agreement. Each Party shall indemnify and hold harmless the other party for any loss, cost, expense, claim or damage, including legal fees and disbursements, suffered or incurred by the other party at any time as a result of any misrepresentation or breach of warranty arising under the Agreement.

SECTION 3. – GRANT AND PAYMENTS

3.1           MEX hereby grants to Swingplane the sole and exclusive option to acquire all of MEX’s right, title and interest in MPV and hereby grants to Swingplane those rights more particularly described in the Acquisition Agreement.

3.2           In consideration of the transfer of the rights to the Property by MEX, Swingplane will undertake to:

(i)           obtain shareholder approval on or before November 15, 2013 for an increase in the authorizedcommon stock of Swingplane;

(ii)           amend the voting rights of the Series A Preferred Stock such that each share of Series A Preferredstock shall carry 200 votes for  each share of Series A Preferred Stock issued;

(iii)           divest itself of the shares of Mid Americas Corp. in exchange for the return of the current issuedand outstanding shares of Series A Preferred Stock for cancellation and return to treasury;

(iv)           issue a total of 2,500,000 shares of Series A Preferred stock of Swingplane to MEX subsequent toItem (ii) and Item (iii) of this Section 3.2 being undertaken;

(v)           the settlement of the outstanding loans payable by way of the issuance of such number of shares ofthe common stock of  Swingplane at no less than $0.05 per share.

3.3           Swingplane agrees to undertake a rights offering or to file a registration statement with the requisite regulatory authorities to raise up to $1,000,000 by way of the sale of up to 100,000,000 shares of the common stock of Swingplane;

3.4           Swingplane will have the right to terminate this Agreement at any time up to the date of the final payment by giving notice in writing of such termination to MEX, and in the event of such termination, this Agreement will be of no further force and effect and the Acquisition Agreement shall revert to MEX.

 SECTION 4. - CONFIDENTIALITY

4.1           All matters concerning the execution and contents of this Agreement and the Property shall be treated as and kept confidential by the parties and there shall be no public release of any information concerning the Property, except as required by applicable securities laws, the rules of any stock exchange on which a party's shares are listed or other applicable laws or regulations, without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties are entitled to disclose confidential information to prospective investors or lenders, who shall be required to keep all such confidential information confidential.

SECTION 5. - TERMINATION

5.1           In addition to any other termination provisions contained in this Agreement, this Agreement shall terminate if Swingplane should be in default in performing any requirement herein set forth or any requirement under the Assignment Agreement thereto and has failed to cure such default within 30 days after the receipt of a notice of default by MEX.

SECTION 6. - OPERATOR

6.1    During the term and validity of this Agreement, Swingplane shall have the right to appoint the operator for purposes of developing and executing exploration programs on the Property.

SECTION 7. - GENERAL

7.1           Assignment.  Any assignment of any rights under this Agreement or in the Property shall be effected by delivering notice to that effect to the other party provided the assignee agrees in writing to be bound by the terms of this Agreement and the Acquisition Agreement and Amendments thereto. No party shall be entitled to assign this Agreement or any rights hereunder in the Property without the prior written consent of the other party, such consent not to be unreasonably withheld. For greater certainty, nothing herein shall prevent any party from entering into any corporate reorganization, merger, amalgamation, takeover bid, plan of arrangement, or any other such corporate transaction which has the effect of, directly or indirectly, selling, assigning, transferring, or otherwise disposing of all or a part of the rights under this Agreement to a purchaser.

7.2           Binding.  This Agreement inures to the benefit of and binds the parties and their respective successors and permitted assigns.

7.3           Further Assurances.  Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Agreement.

7.4           Amendment.  No amendment, supplement or restatement of any term of this Agreement is binding unless it is in writing and signed by both parties.

7.5           Notice.  Any notice or other communication required or permitted to be given under this Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed in the case of notice to the parties to this agreement as the case may be, to its address set out on the first page of this Agreement. Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the day following the sending thereof by overnight courier.

7.6           Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same agreement.

7.7           Severability. If any term of this Agreement is or becomes illegal, invalid or unenforceable, that term shall not affect the legality, validity or enforceability of the remaining terms of this Agreement.

7.8           Schedules. The schedules referenced herein and attached to this Agreement, are incorporated into and form part of this Agreement.

7.9           Time. Time is of the essence of this Agreement.

7.10           Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the State of Nevada.

7.11           Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior arrangements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

(END OF PAGE)

The parties hereto intending to be legally bound have executed this Agreement as of the date and year first written above.

MINERALMEX CORP.

Per:   /s/ Tung Mui Lau
         Tung Mui Lau
         Authorized Signatory

SWINGPLANE VENTURES, INC.

Per:  /s/Carlos De la Torre
        Carlos De la Torre
        President

Appendix A – Acquisition Agreement

ACQUISITION AGREEMENT

THIS AGREEMENT made as of October 25, 2013
AMONG:
MINERA PUEBLO VIEJO S.A. DE C.V., a corporation incorporated under the laws of Mexico and having a business address on: Paseo de los Monarcas No. 29, Fraccionamiento Valle Real, Pantanal, Xalisco, Nayarit   C. P. 63195
.
("MINERA")

AND:

MINERALMEX CORP.,  a corporation incorporated under the laws of Hong Kong and having a business address of Rm 501, 5/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong

("MEX")

AND:

JOEL EULOGIO RODRIGUEZ BARRAZA, an individual residing at: Calle Rosales 4318-3, Col. Roma, Chihuahua, Chihuahua, Mexico CP. 31350.

(“BARRAZA”)

AND:

BARNEY GREEN LEE PORTILLO, an individual residing at:  Calle 8 Ave 20 No.  797 Local 2, Col. Centro, Agua Prieta, Sonora, CP 84200.

(“LEE”)

WHEREAS:

ACUERDO DE ADQUISICIÓN

ESTE ACUERDO hizo a partir de Octubre 25 de 2013

ENTRE:

MINERA PUEBLO VIEJO SA DE CV, una sociedad anónima constituida bajo las leyes de México y que tiene su dirección comercial en: Paseo de los Monarcas No. 29, Fraccionamiento Valle Real, Pantanal, Xalisco, Nayarit   C. P. 63195

("MINERA")

Y:

MINERALMEX CORP., una sociedad constituida bajo las leyes de Hong Kong y que tiene su dirección comercial en: Rm 501, 5/F, 113 Argyle Street, Mongkok, Kowloon, Hong Kong

("MEX")

Y:

JOEL EULOGIO RODRIGUEZ BARRAZA, una persona física con domicilio en: Calle Rosales 4318-3, Col. Roma, Chihuahua, Chihuahua, Mexico. CP. 31350.

(“BARRAZA”)

Y:
BARNEY GREEN LEE PORTILLO, una persona física con domicilio en: Calle 8 Ave 20 No.  797 Local 2, Col. Centro, Agua Prieta, Sonora, CP 84200.

(“LEE”)

CONSIDERANDO:

A. MINERA holds certain rights, title and interest in and to a mining property know as project Cerro De Plata (Silver Hill) located in the Municipality of Imuris, Sonora, Mexico which it acquired by way of an Property Assignment Agreement   between JOEL EULOGIO RODRIGUEZ BARRAZA and MINERA, dated October 25, 2013  (the “Original Property Agreement”) pursuant to which Barraza  transferred all rights, title and interest of mining concession 228130 (Lot La Pipa) in the Municipality of Imuris, Sonora, Mexico, more particularly described in Exhibit “A” attached hereto (the “Property”);

A. MINERA tiene determinados derechos, títulos e intereses sobre una propiedad minera conocida como proyecto Cerro De Plata (Silver Hill) situado en el municipio de Imuris, Sonora, México, que se adquiere por medio de un Contrato de Cesión de Derechos sobre la propiedad entre JOEL EULOGIO RODRIGUEZ BARRAZA y MINERA, con fecha de Octubre 25 de 2013 (el "Acuerdo de la propiedad original") en virtud del cual Barraza transfirió todos los derechos, títulos e intereses de la concesión minera 228130 (Lot la Pipa) en el municipio de Imuris, Sonora, México, más particularmente descrita en el Anexo "A" adjunto al presente documento (la "Propiedad");

B. BARRAZA is the majority shareholder of MINERA holding 99% of the total issued and outstanding shares of MINERA.   The remaining 1% of the total issued and outstanding shares of MINERA are held by LEE.

B. BARRAZA es el accionista mayoritario de MINERA posee el 99% de las acciones emitidas y en circulación totales de MINERA. El 1% restante de las acciones emitidas y en circulación es de LEE.
C. MEX wishes to enter into this Acquisition Agreement whereby MEX shall acquire all of the issued and outstanding shares of MINERA from BARRAZA and LEE in accordance with the terms set forth herein (the “Agreement”).

C. MEX desea entrar en este acuerdo de adquisición en donde MEX adquirirá todas las acciones emitidas y en circulación de MINERA de BARRAZA y LEE, de conformidad con los términos establecidos en este documento (el "Contrato").

NOW THEREFORE in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:	POR LO TANTO, en consideración de los supuestos, promesas y convenios aquí contenidos, las partes acuerdan lo siguiente:
SECTION 1. – INTERPRETATION	SECCIÓN 1. - INTERPRETACIÓN
1.1 Definitions. In this Agreement:	1.1 Definiciones. En el presente Contrato:
(a) "Consideration” shall mean the funds to be paid pursuant to this Agreement more particularly described in Section 3 of this Agreement.	(a) "Consideración" los fondos que se pagan en virtud del presente Contrato más particularmente descrito en la Sección 3 de este Acuerdo.

(b) “Mineral Exploitation" shall be the commitment of MEX to undertake to make the investments to commence production with a minimum daily run rate of 50MT/per day of viable ore processed, approximately 5 days/week, which work shall be undertaken in accordance with the provisions of the applicable mining laws and its particular regulation.

(b) "Explotación Minera" será el compromiso de MEX a realizar las inversiones para el inicio de la producción con un mínimo producción diaria de 50MT/al día de mineral procesado viable, aproximadamente con 5 días por semana, del cual el trabajo deberá ser realizado de conformidad con las disposiciones de la minería aplicable leyes y su reglamentación particular.

(c) “Commencement of Production Date” shall be that date which is no more than 180 days from the granting of the required production permits from the “Direccion General de Minas” (General Mining Directorship) which shall be applied for by the parties to this Agreement within no more than 30 days of the execution of this Agreement.

(c) "Fecha de Inicio de la Extracción" será la fecha de no más de 180 días contando a partir de que  la "Dirección General de Minas" otorgue los permisos necesarios para poner la mina en producción que deberá ser solicitada por las partes en el presente Contrato en un plazo máximo de 30 días a partir de la ejecución de este Contrato.

(d) “Dollar(s)” or “$” shall mean currency of the United States.	(d) "Dollar (s)" o "$" se entenderá la moneda de los Estados Unidos.
(e) “Shares” shall mean all of the issued and outstanding shares in the capital stock of MINERA.	(e) se entenderá por "Acciones" todas las acciones emitidas y en circulación del capital social de MINERA.
SECTION 2. - REPRESENTATIONS AND WARRANTIES	SECCIÓN 2. - DECLARACIONES Y GARANTÍAS
MEX hereby represents and warrants to MINERA that:	MEX declara y garantiza a MINERA que:
(a) it is a corporation duly incorporated and organized and validly existing under the laws of Hong Kong;	(a) es una sociedad debidamente constituida, conformada y existente bajo las leyes de Hong Kong;
(b) it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(b) que tiene todo el poder corporativo, autoridad y capacidad para celebrar este Contrato y llevar a cabo sus obligaciones en virtud del presente Contrato y está capacitada para ejercer su actividad en su jurisdicción donde fue constituida;

(c) has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:
(c) ha sido debidamente autorizada a firmar, y para llevar a cabo sus obligaciones bajo el presente Contrato y sin ninguna obligación en este contrato que entrara en conflicto con o diera lugar a la violación de cualquier término en:

(i) its notice of articles or articles; or	(i) la notificación de artículos o artículos, o
(ii) any other agreement to which it is a party.	(ii) cualquier otro contrato del que sea parte.
2.2 MINERA hereby represents and warrants to MEX that:	2.2 MINERA manifiesta y garantiza a MEX que:
(a) it is a corporation duly incorporated and organized and validly existing under the laws of Mexico;	(a) es una sociedad debidamente constituida, conformada y existente bajo las leyes de México;
(b) it has full corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement and is qualified to carry on business in its jurisdiction of incorporation;

(b) que tiene todo el poder corporativo, autoridad y capacidad para celebrar este Contrato y llevar a cabo sus obligaciones en virtud del presente Contrato y está capacitada para ejercer su actividad en su jurisdicción donde fue constituida;

(c) has been duly authorized to enter into, and to carry out its obligations under, this Agreement and no obligation of it in this Agreement conflicts with or will result in the breach of any term in:
(c) ha sido debidamente autorizada a firmar, y para llevar a cabo sus obligaciones bajo el presente Contrato y sin ninguna obligación en  este contrato que pudiera entrar en conflicto con o dará lugar a la violación de cualquier término en:

(i) its notice of articles or articles; or	(i) la notificación de artículos o artículos, o
(ii) any other agreement to which it is a party.	(ii) cualquier otro contrato del que sea parte.
2.3 BARRAZA and LEE hereby represent and warrant to MEX that:	2.3 BARRAZA y LEE manifiesta y garantiza a MEX que:
(a) BARRAZA and LEE are the registered and beneficial owners of the Shares of MINERA as identified herein which were validly issued to BARRAZA and LEE respectively, and which shares are free and clear of any Liens or Encumbrances and there will be no outstanding options, calls or rights of any kind binding on BARRAZA and LEE relating to or providing for the purchase, delivery or transfer of any of the Shares;

(a) BARRAZA y LEE son los propietarios registrados y los beneficiarios de las acciones de MINERA como se han identificado aquí, que se han expedido válidamente a BARRAZA y a LEE libres y exentos de toda carga o gravamen y no hay otras opciones vigentes o  derechos de cualquier indole que obliguen a BARRAZA y LEE en relación a  la compra, la entrega o transferencia de cualquiera de las acciones;

(b) MINERA holds all rights, title and interest in and to the mining claims free of any and all liens or encumbrances save for those which are detailed on Schedule B hereto;	(b) MINERA tiene todos los derechos y participación y de la concesión minera libre de cualquier carga o gravamen exceptuando las que se detallan en el Anexo B del presente documento;
(c) there are no environmental issues related to the claims which have not been disclosed on Schedule C hereto.	(c) no existen problemas de impacto ambiental relacionados con las concesiones que no hayan sido divulgados en el Anexo C del presente documento.
2.4 Each party's representations and warranties set out above will be relied on by the other party in entering into the Agreement and shall survive the execution and delivery of the Agreement. Each Party shall indemnify and hold harmless the other party for any loss, cost, expense, claim or damage, including legal fees and disbursements, suffered or incurred by the other party at any time as a result of any misrepresentation or breach of warranty arising under the Agreement.

2.4 Las representaciones y garantías de cada una de las partes arriba expuestas serán invocadas por la otra parte en la celebración del Contrato y sobrevivirán a la ejecución y prestaciones del Contrato. Cada Parte deberá indemnizar y mantener indemne a la otra parte por cualquier pérdida, costo, gasto, reclamación o daño, incluyendo honorarios legales y desembolsos, sufridos o incurridos por la otra parte, en cualquier momento, como resultado de cualquier falsedad o incumplimiento de la garantía que surja bajo este Contrato.

SECTION 3. – CONSIDERATION	SECCIÓN 3. - CONSIDERACIÓN
3.1 BARRAZA and LEE hereby grant to MEX the sole and exclusive option to acquire the Shares of MINERA subject only to the fulfillment of the terms of this Agreement.	3.1 BARRAZA y LEE otorgan a MEX una única y exclusiva opción de adquirir las acciones de MINERA sujeta únicamente al cumplimiento de los términos de este Contrato.
3.2 In consideration of the transfer of the Shares to MEX, MEX shall undertake to pay the following consideration:	3.2 Respecto a la transferencia de las acciones a MEX, MEX se comprometerá a pagar la siguiente consideración:
(a) $7,500 on the execution of this Agreement, which funds shall be applied to pay any outstanding property taxes and payments and to pay for any and all costs of incorporation, fees, payables and all other obligations of MINERA such that at the time of the acquisition, MINERA shall be free and clear of any and all liabilities;

(a) $7,500 a la firma de este Contrato, cuyo fondos se aplicarán al pago del impuesto predial y de los requerimientos y para realizar cualquier pago  y todos los gastos de constitución de la sociedad, honorarios, cuentas por pagar y todas las demás obligaciones de MINERA a fin de que al momento de la adquisición, MINERA se encuentre libre y exenta de toda y cualquier obligación;

(b) Expend the amount of $17,500 which shall be paid for due diligence, legal costs, permits, and a confirmation study to be determined by MEX, within 30 days of the execution of this Agreement;
(b) Desembolsar la cantidad de $17,500 dólares los cuales se pagaran para realizar las gestiones de diligencia debida, los gastos legales, un estudio de confirmación el cual  sera determinado por MEX dentro de los 30 días, contando de la fecha de firma del presente Convenio;

(c) Expend the amount of $100,000 within 180 days of the granting of the required Exploitation Permits for the property;	(c) Desembolsar la suma de $100,000 dólares dentro de 180 días siguientes al otorgamiento de los permisos de explotación para la propiedad;
(d) Pay to BARRAZA the amount of $250,000 by way of a 10% gross override (“GOR”) commencing within 90 days of the first production sales and continuing until the total amount of $250,000 is paid.
(d) Pagar a BARRAZA la cantidad de $250,000 dólares a través de un 10% ("GOR") que comienza dentro de los 90 días siguientes a la primera venta de la producción y continuando hasta que se pague el monto total de $250,000.

(e) Upon payment of the required funds under the GOR, grant to BARRAZA a 3% Net Smelter Royalty (“NSR”) to be paid from production.	(e) Al realizar el pago total de los fondos requeridos bajo GOR) anterior tendrá Barraza un 3% Net Smelter Royalty ("NSR") mismo que será pagado de la producción.
3.3      BARRAZA shall transfer the Shares to MEX upon the cumulative payment of $50,000 under 3.2 (a), (b), and (c) above, however, he shall have a lien on the Shares until such time as all of the required payments under 3.2 (a) through (c) have been met.

3.3      BARRAZA transferirá las acciones a MEX al recibir un pago acomulado de $50,000 dólares proveniente de 3.3 (a), (b) y (c) mencionadas arriba, sin embargo, contará con un gravamen sobre las acciones hasta que todos los pagos requeridos en los puntos 3.2 (a) a (c) se hayan realizado.

3.4            Subject only to the fulfillment of the terms under 3.2(a) to (e) above, BARRAZA shall grant to MEX the irrevocable right to purchase the NSR or any portion thereof for a payment of up to $1,000,000 which shall be allocated proportionately to the purchase (ie: $333,333 shall purchase 1% of the NSR or any combination thereof, based on the stated formula.  This Right to Purchase shall be for a period of 3 (three) years from the initial payment of the GOR and shall terminate at the end of the third year and there shall be no further right to purchase thereafter.

3.4            Condicionado a el cumplimiento de lo estipulado en 3.2 (a) a (e) anteriores, BARRAZA otorgará a MEX el derecho irrevocable para comprar la NSR o cualquier parte del mismo, por un pago de hasta $ 1,000,000 que se destinarán proporcionalmente a la compra (por ejemplo:. $ 333,333   compra el 1% del NSR o cualquier combinación que surja, en base a la fórmula establecida. Esta opción de compra será válida por un período de 3 (tres) años contados a partir del pago inicial de GOR y terminará al final del tercer año y no subsistirá ningún otro derecho para adquirir de ahí en adelante.

SECTION 4. – CONFIDENTIALITY	SECCIÓN 4. - CONFIDENCIALIDAD
4.1      All matters concerning the execution and contents of this Agreement and the Property shall be treated as and kept confidential by the parties and there shall be no public release of any information concerning the Property, except as required by applicable securities laws, the rules of any stock exchange on which a party's shares are listed or other applicable laws or regulations, without the prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the parties are entitled to disclose confidential information to prospective investors or lenders, who shall be required to keep all such confidential information confidential.

4.1      Todas las cuestiones relativas a la ejecución y al contenido del presente Contrato y los respectivos a la propiedad serán tratadas como confidenciales  por las partes y no habrá comunicados de prensa o cualquier información relativa a la propiedad, excepto que se requiera por las leyes aplicables relativas a valores, las reglas de cualquier bolsa de valores donde las acciones de una de las partes estén listados o otras leyes aplicables o reglamentos, sin el consentimiento previo por escrito de la otra parte, dicho consentimiento no será negado sin justo motivo. No obstante lo anterior, las partes tienen derecho a revelar información confidencial a los inversionistas o prestamistas potenciales, que serán requeridos de mantener toda la información privilegiada confidencial.

SECTION 5. - TERMINATION	SECCIÓN 5. – TERMINACIÓN
5.1      In addition to any other termination provisions contained in this Agreement, this Agreement shall terminate if MEX should be in default in performing any requirement herein set forth and has failed to cure such default within 30 days after the receipt of a notice of default by BARRAZA.

5.1      Sin perjuicio a cualquier  otra cláusula que trate de la terminación de este Contrato, el presente Contrato se dará por terminado si MEX se encontrará  en incumplimiento de cualquier requisito establecido en este Contrato y no haya podido subsanar dicho incumplimiento dentro de los 30 días siguientes a la recepción de una notificación de incumplimiento por BARRAZA.

SECTION 6 - OPERATOR	SECCIÓN 6 – OPERADOR
6.1      During the term of this Agreement, MEX or its designated Assign, shall be the operator for purposes of developing and executing exploitation and exploration programs on the Property under budgets and plans of operation developed by MEX.

6.1      Durante la vigencia del presente Acuerdo, MEX o su designado Cesionario será el operador para fines de desarrollo y ejecución de la explotación y de los programas de exploración en la Propiedad en los presupuestos y planes de operación desarrollados por MEX.

SECTION 7 - GENERAL	SECCIÓN 7 – GENERAL
7.1      Assignment. Any assignment of any rights under this Agreement shall be effected by delivering notice to that effect to the other parties provided the assignee agrees in writing to be bound by the terms of this Agreement. For greater certainty, nothing herein shall prevent any party from entering into any corporate reorganization, merger, amalgamation, takeover bid, plan of arrangement, or any other such corporate transaction which has the effect of, directly or indirectly, selling, assigning, transferring, or otherwise disposing of all or a part of the rights under this Agreement to a purchaser.

7.1      Asignación. Cualquier cesión de cualquier derecho en virtud del presente Acuerdo se hará efectiva mediante la entrega de notificación a tal efecto a las otras partes, siempre que el cesionario acepte por escrito estar obligado por los términos de este Contrato. Para mayor certeza, nada en este documento impedirá que cualquiera de las partes celebre la reorganización corporativa, fusión, amalgamación, el plan de arreglo, o cualquier otra operación corporativa que tiene como efecto, directa o indirectamente, vender, ceder, transferir, o enajenación de la totalidad o una parte de los derechos previstos en el presente Contrato a un comprador.

7.2 Binding. This Agreement inures to the benefit of and binds the parties and their respective successors and permitted assigns.	7.2 Binding. Este Contrato compromete en beneficio de y obliga a las partes y sus respectivos sucesores y cesionarios autorizados.
7.3      Further Assurances. Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or desirable to give effect to the terms and intent of this Agreement.

7.3      Otras Garantías. Cada Parte cuando se requiera deberá firmar rápidamente y entregar todos los documentos adicionales y tomar todas las medidas razonablemente necesarias o convenientes para hacer efectivos los términos y la intención de este Contrato.

7.4 Amendment. No amendment, supplement or restatement of any term of this Agreement is binding unless it is in writing and signed by all of the parties.	7.4 Enmienda. Ninguna enmienda, suplemento o actualización de cualquier término de este Acuerdo es efectiva a menos que sea por escrito y firmado por todas las partes.
7.5      Notice. Any notice or other communication required or permitted to be given under this Agreement must be in writing and shall be effectively given if delivered personally or by overnight courier or if sent by fax, addressed in the case of notice to each of the parties, to its address set out on the first page of this Agreement. Any notice or other communication so given is deemed conclusively to have been given and received on the day of delivery when so personally delivered, on the 5th day following the sending thereof by overnight courier.

7.5      Aviso. Cualquier notificación u otra comunicación que deba o pueda darse en virtud de este Contrato deberá de ser por escrito y se considerara efectiva si se entrega personalmente o por mensajería urgente o si se envía por fax, dirigida en el caso de la notificación a cada una de las partes, a su dirección indicada en la primera página de este Contrato. Cualquier notificación u otra comunicación así entregada se considera concluyentemente que ha sido entregada y recibida en el día de la entrega cuando se entregue de manera personal, y en el quinto día contados a partir del siguiente al envío de la misma por correo expreso.

7.6 Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute one and the same agreement.	7.6 Originales y Copias. El presente Contrato podrá ser ejecutado vía fax y en cualquier número de copias, cada una de las cuales constituirá un mismo acuerdo.
7.7      Severability. If any term of this Agreement is or becomes illegal, invalid or unenforceable, that term shall not affect the legality, validity or enforceability of the remaining terms of this Agreement.

7.7      Divisibilidad. Si cualquier término de este Contrato es o se convirtiera ilegal, inválido o inaplicable, ese término no afectará a la legalidad, validez o exigibilidad de los restantes términos de este Contrato.

7.8 Schedules. The schedules referenced herein and attached to this Agreement, are incorporated into and form part of this Agreement.	7.8 Anexos. Los Anexos mencionados en este documento y adjunto al presente Contrato, se incorporan y forman parte de este Contrato.
7.9 Time. Time is of the essence of this Agreement.	7.9 Tiempo. El tiempo es esencial en este Contrato.
7.10 Governing Law. This Agreement shall be governed by and shall be construed and interpreted in accordance with the laws of the Mexico.	7.10 Ley aplicable. El presente Contrato se regirá y se interpretará y se interpretará de acuerdo con las leyes de México.

7.11    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein and supersedes all prior arrangements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or verbal.

7.11    Contrato completo. Este Contrato constituye el Contrato completo entre las Partes con respecto al objeto del mismo y sustituye a todos los contratos previos, negociaciones, discusiones, compromisos, declaraciones, garantías y acuerdos, ya sea escrito o verbal.

REST OF THE PAGE INTENTIONALLY LEFT BLANK	RESTO DE LA PÁGINA EN BLANCO INTENCIONALMENTE

The parties hereto intending to be legally bound have executed this Agreement as of the date and year first written above.	Las partes que tengan intención de obligarse legalmente han firmado el presente Acuerdo a partir de la fecha y año establecido anteriormente.

MINERA PUEBLO VIEJO S.A. DE C.V.

 Per: /s/Carlos Calderon Diaz De Leon
        CARLOS CALDERON DIAZ DE LEON
        Authorized Signatory

MINERALMEX CORP.

Per: /s/ Tung Mui Lau
        TUNG MUI LAU
       Authorized Signatory

/s/ Joel Eulogio Rodriguez Barraza
JOEL EULOGIO RODRIGUEZ BARRAZA

/s/Barney Green Lee Portillo
BARNEY GREEN LEE PORTILLO

Exhibit “A”

MINERA AGREEMENT WITH BARRAZA DATED OCTOBER 25, 2013
CONTRATO DE CESION DE DERECHOS

PROYECTO CERRO DE PLATA, MPIO. DE IMURIS, SONORA, MEXICO

El presente Contrato de Cesión de Derechos otorga el derecho exclusivo a “Minera Pueblo Viejo, S.A. de C.V.”, (en lo sucesivo “MPV”) con domicilio social en la Ciudad de Tepic, Nayarit, representada en este acto por el señor. Carlos Calderón Díaz de León, en su carácter de Administrador único, para adquirir el 100 % de los derechos de la concesión minara que conforman el proyecto conocido como “CERRO DE PLATA”, por la cantidad de $5,000 PESOS y otras consideraciones valiosas.

PROPERTY ASSIGNMENT AGREEMENT

PROJECT CERRO DE PLATA (Silver Hill) Municipality of IMURIS, SONORA, MEXICO.

This Assignment Agreement grants the exclusive right to “Minera Pueblo Viejo S.A de C.V.” (hereinafter referred as “MPV”) with an address in Tepic City, Nayarit and hereby represented by Mr. Carlos Calderón Díaz de León, who is the Sole Administrator, to acquire a 100% interest in the mining concessions for the project known as “CERRO DE PLATA” (Silver Hill) for $5,000 PESOS and other good and valuable consideration.

Nombre del Lote / Lot Name	Título / Title	Concesionario / Concessionaire	Superficie / Surface
LA PIPA	228130 Expediente 082/30551	JOEL EULOGIO RODRIGUEZ BARRAZA	200 has / hectares

Total (Has.) 200.- 00 – 00.0 HECTAREAS

El  arriba citado lote minero está bajo el control legal y/o teniendo la titularidad sobre el proyecto el señor JOEL EULOGIO RODRIGUEZ BARRAZA (en lo sucesivo “EL  CONCESIONARIO”) quien tiene su domicilio en la Ciudad de Chihuahua, Chihuahua.

Los Accionistas de las partes sociales son actualmente:

Total (hectares) of 200.-00-00.0

The above mining concession is under the legal control and/or having the ownership of Mr. JOEL EULOGIO RODRIGUEZ BARRAZA (hereinafter referred as “THE CONCESSIONAIRE”) who has its address in Chihuahua city, Chihuahua, Mexico.

The shareholders of MPV are currently:

Accionista / Shareholder	Acciones / Shares	Porcentaje / Percentage
BARNEY GREEN LEE PORTILLO	16,500	33%
CARLOS CALDERON DIAZ DE LEON	17,000	34%
JOEL EULOGIO RODRIGUEZ BARRAZA	16,500	33%
TOTAL	50,000	100%

Las partes se sujetan en conformidad a los siguientes términos y condiciones:

A.- Transferencia de Partes Sociales: La transferencia de partes sociales se realizara al efectuar un pago de USD $5000 proporcional a Barney Green Lee Portillo y a Carlos Calderon Diaz de Leon (“Los Accionistas Vendedores”) sobre la parte social actual lo cual será concurrente con la transferencia de la concesión minera arriba descrita a MPV, “los accionistas vendedores” transferirán sus partes sociales al CONCESIONARIO libre y fuera de cualquier obligación o gravamen con la excepción de 500 acciones que serán propiedad de Barney Lee Green Portillo y el concesionario se volverá el tenedor de 99% de las  acciones de MPV, y Barney Green Lee Portillo el accionista con el 1% de MPV.

B.- Obligaciones de  “MPV”: MPV asumirá todas las obligaciones en relación a las concesiones mineras, incluido pero  no limitado al  pago de cualquiera de los derechos por uso y aprovechamiento de bienes de dominio público omitidos desde el segundo semestre del 2013 así como futuros pagos conforme a la Ley Federal De Derechos en Materia Minera durante los meses de Enero y Julio con todos y cualquier adeudo y pago programado que sea identificado como parte de esta operación.

C.- “MPV” con la completa cooperación del CONCESIONARIO realizara las gestiones necesarias y cumplirá con los requisitos legales para obtener un  contrato de explotación de la Dirección General de Minas para efectos de que “MPV” tenga  los permisos necesarios para cumplir sus obligaciones.

D.- Concesionario: Obligaciones de “EL CONCESIONARIO”  CEDER el 100 % de los mismos en contrato de cesión de  todos los derechos, concesiones, intereses en y para la concesión minera conocida como CERRO DE PLATA (LA PIPA- 228130)  inmediatamente  al firmar este Contrato.

E. Las partes acuerdan en realizar las formalizaciones ante Notario Público con las adecuaciones necesarias que marque las leyes aplicables para que este contrato surta los efectos legales que se pretenden.

The parties agree to be subjected to the following terms and conditions:

A.- Transfer of Shares: Upon payment of USD $5,000 pro-rata to Barney Green Lee Portillo and Carlos Calderon Diaz de Leon (the “Selling Shareholders”), which payment shall occur concurrently with the registered transfer of the claims to MPV, the Selling Shareholders shall transfer their shares to the CONCESSIONAIRE free and clear of all liens and encumbrances, with the exception of 500 shares to be retained by Barney Green Lee Portillo, and the CONCESSIONAIRE shall become the 99% shareholder of MPV, and Barney Green Lee Portillo a 1% shareholder of MPV.

B.- MPV Obligations: MPV shall assume all obligations in regard to the claims, including but not limited to the payment of any overdue fees for the use and exploitation of common public property from the period of the second semester of 2013; as well as any future dues as stated on the “Federal Mining Rights Law” during the months of January and July, with any and all outstanding and scheduled fees to be identified as part of the closing of the Agreement.

C.- “MPV”, with the full cooperation and assistance of CONCESSIONAIRE, shall undertake any and all legal requirements to register an exploitation contract exploitation contract with the “Direccion General de Minas” (General Mining Directorship) so that “MPV” has the necessary permits to fulfill its obligations.

D.- The Concessionaire shall ASSIGN 100% of his rights on an assignment of all rights, title and interest in and to the mining concession known as CERRO DE PLATA (LA PIPA- 228130) immediately upon the execution of this Agreement.

E. The parties agree to do the required formalization before a Notary Public with the necessary adjustments so that this Agreement complies with the applicable laws.

MINERA PUEBLO VIEJO S.A. DE C.V.

Por/By: /s/ Carlos Calderon Diaz De Leon
            CARLOS CALDERON DIAZ DE LEON

Fecha/Date: November 6, 2013

“EL CONCESIONARIO”

Por/By: /s/Joel Eulogio Rodriguez Barraza
             JOEL EULOGIO RODRIGUEZ BARRAZA

Fecha/Date: November 6, 2013

y/And

Conyuge / Wife

Por/By:   /s/ Olivia Antonieta Noriega Medina
OLIVIA ANTONIETA NORIEGA MEDINA

Fecha/Date: November 6, 2013